EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated February 4, 2010, in Amendment No. 2 to the Registration Statement (File No. 333-163534) and related prospectus of Advisors Disciplined Trust 469.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
February 4, 2010